UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 16, 2022

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 16, 2022, Mullen Automotive Inc. (the “Company”) entered into a “stalking horse” Asset Purchase Agreement (the “Agreement”) with David W. Carickhoff, solely as Chapter 7 trustee (the “Seller”) of the Bankruptcy Estates of Electric Last Mile Solutions, Inc. and Electric Last Mile, Inc. (together, the “Debtors”). In June 2022, the Debtors commenced bankruptcy proceedings by filing voluntary petitions for relief under the provisions of Chapter 7 (the “Chapter 7 Bankruptcy”) of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Pursuant to the Agreement, the Company agreed to purchase certain assets of the Debtors, including a plant in Mishawaka, Indiana and assumption of the related land contract, all inventory and tangible personal property, customer and supplier information, and certain intellectual property rights (such as patent applications) (the “Assets”), out of the Chapter 7 Bankruptcy for approximately $55.0 million plus the assumption of monetary liabilities related to assumed contracts, including the land contract, which are estimated to be approximately $37 million. Pursuant to the Agreement, the closing will take place within 30 days after entry of the sale order of the Bankruptcy Court approving such sale pursuant to the Bankruptcy Code in a form reasonably acceptable to the Company and the Seller.

The Company provided a deposit of $5.5 million, which will be applied towards the purchase price. The deposit will be retained by the Seller if the Agreement is terminated based on a material breach of the Agreement by the Company or returned to the Company if the Agreement is otherwise terminated. If the Seller closes on a competing transaction for the Assets, then, subject to any order of the Bankruptcy Court, the Company is entitled to a break-up fee in the amount of $1.65 million.

The foregoing summary description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset Purchase Agreement dated September 16, 2022 between the Company and David W. Carickhoff, solely as Chapter 7 trustee of the Bankruptcy Estates of Electric Last Mile Solutions, Inc. and Electric Last Mile, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Mullen Automotive Inc. has omitted certain schedules pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: September 19, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer